Exhibit 99.1

Earthstone Energy Transfers Listing to NYSE Amex

DENVER, Dec. 9, 2011 (GLOBE NEWSWIRE) -- EARTHSTONE ENERGY, INC. (Nasdaq:ESTE) announced today that its Board of Directors authorized the transfer of its stock exchange listing from the NASDAQ Capital Market to NYSE Amex. In furtherance of this listing transfer, the Company today notified the NASDAQ Capital Market of its intent to delist and deregister its Common Stock on the NASDAQ Capital Market and to become listed on NYSE Amex.  At least 10 days thereafter, the Company intends to file a Form 25 with the U.S. Securities and Exchange Commission in connection with the delisting and deregistration of its Common Stock from the NASDAQ Capital Market.  The Company anticipates that the delisting of its Common Stock on the NASDAQ Capital Market will be effective on or about December 20, 2011, being the same date when the new listing of its Common Stock on the NYSE Amex will occur under its current ticker symbol "ESTE." The Board brought about this exchange listing change to enhance the Company's exposure in the trading and investment community. In addition, the NYSE Amex specialist-based trading platform is expected to benefit the Company in several ways including, among others, reducing the bid/ask spread of the Company's stock price.

Ray Singleton, President of Earthstone, commented:

"I am thrilled that ESTE will now be traded on NYSE Amex! Last year, ESTE was traded on the OTCBB and, at the beginning of this calendar year, commenced trading on NASDAQ. Our momentum has continued, bringing us today to the cusp of trading on NYSE Amex, fulfilling one of our stated goals last year."

Scott Cutler, Co-Head of U.S. Listings and Cash Execution, NYSE Euronext., commented:

"We welcome Earthstone Energy, Inc. to the NYSE Euronext family of listed companies and to NYSE Amex. Earthstone Energy, Inc. and its shareholders will benefit from superior market quality and technology, a broad array of issuer and investor services, and a partnership with the Company and its shareholders."

ABOUT EARTHSTONE ENERGY:

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with primary operations now focused in the Williston Basin and southern Texas. Earthstone is currently traded on NASDAQ Capital Markets under the symbol ESTE, but anticipates that it will shortly be traded on NYSE Amex under the same symbol; ESTE. Information on Earthstone can be found at its web site: www.earthstoneenergy.com.

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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially. Forward-looking statements can be identified by words such as "should," "may," "will," "anticipate," "expect," "estimate," "intend" or "continue," or comparable words or phrases. In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements also include comments regarding assumptions regarding production rates and growth, operating costs, reduction of operation costs, commodity prices, industry outlook, future drilling activities, acquisitions and industry opportunities. Factors that could cause actual results to differ materially include availability of rigs and services, price volatility of oil and gas, estimated production rates and adjustments to ownership percentages in addition to economic and political events affecting supply and demand for oil and gas, loss of customers for oil and gas production and government regulations. These and other factors are discussed in more detail in Earthstone Energy's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed for March 31, 2011 and Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2011 and September 30, 2011, respectively. The Company disclaims any obligation to update forward-looking statements.

CONTACT: Ray Singleton, 303-296-3076 Ext 102